Exhibit 99.1

NEWS RELEASE

NASDAQ:EU

TSXV:EU

May 29, 2025

www.encoreuranium.com

enCore Energy Receives Radioactive Materials License for Upper Spring Creek ISR Uranium Project, South Texas; Commences Construction

May 29, 2025 – Dallas, Texas – enCore Energy Corp. (NASDAQ:EU | TSXV:EU) (the “Company” or “enCore”), America’s Clean Energy CompanyTM, today announced the approval for the inclusion of the Upper Spring Creek In-Situ Recovery (“ISR”) Uranium Project (the “Project”) in the existing Radioactive Materials License (“RML”) from the TCEQ (Texas Commission on Environmental Quality). This license allows enCore to handle radioactive materials, which includes the final product, U3O8 (“uranium”). The current RML includes the Rosita Uranium Project, which has now been extended to cover the Upper Spring Creek Project’s Brown Area. The RML allows the construction of wellfields and a Satellite Ion Exchange (“IX”) Plant to commence, which will feed the Rosita ISR Uranium Central Processing Plant (“CPP”). These Satellite IX Plants, located adjacent to wellfields, are a key part of the satellite ISR process; they are modular, efficient, and relocatable, allowing for cost-effective uranium extraction across multiple remote sites which can be moved once a wellfield is depleted. The RML is scheduled for renewal in 2032, provided the Project’s operation remains in compliance. The RML provides safety, material handling, record keeping and reporting protocols.

William M. Sheriff, Executive Chairman of enCore Energy stated: “The receipt of the RML, allowing enCore to build its next remote Satellite Ion Exchange Plant and wellfield in a timely manner from application, is a testament to the efficiency of the Texas Commission on Environmental Quality. The ability to operate and issue these critical permits under authority of being an Agreement State in conjunction with the U.S. Nuclear Regulatory Commission is a clear competitive advantage for enCore. This is our third permitted facility in Texas with each of our preceding permits having been granted in 20 months or less. The Upper Spring Creek Project brings important uranium mineralization into the operations of the Company, and we look forward to recovering (capturing) increasing amounts of uranium from late this year into 2026. On behalf of the Board, I want to thank our dedicated team for bringing this project to the point of permit application and issuance. We have the utmost confidence in them completing the new construction in the coming months.”

enCore has commenced advancement of the Project with drill rigs moving to site to begin development of the production wellfield; enCore previously began staging equipment in anticipation of receiving this approval. Construction activities will include surface preparation, well construction, road construction and installation of support facilities and utilities. The construction of the Satellite IX Plant concrete pad is planned to start in 30 days.

enCore now holds two RML’s in Texas; one for the Alta Mesa ISR Uranium Project and the amended RML which now includes the Upper Spring Creek’s Brown Area, Rosita and Kingsville Project areas. The TCEQ is a part of the United States Nuclear Regulatory Commission’s (“NRC”) Agreement State Program where Texas assumes regulatory authority over certain radioactive materials, including production of uranium. As part of the agreement, regulations adopted by Texas are required to be compatible with NRC regulations.

About the Upper Spring Creek ISR Uranium Project

The 100% Company-owned Project is a planned Satellite IX Plant operation for the Rosita CPP. The Project consists of several future potential production units within the historic Clay West uranium district. The Project was previously held by Signal Equities LLC, who previously licensed and permitted the property as an ISR uranium project, maintaining the aquifer exemption and ceased work following continued low uranium spot prices. In December 2020, the Company acquired the Project. The uranium mineralized sands that are associated with the project area lie within the Oakville Formation. These historic uranium producing sands stretch across an area of approximately 120 miles long by approximately 20 miles wide in South Texas. The uranium mineralized ore body at the Upper Spring Creek Project occurs at depths typically between 300 and 450 feet from surface.

Rosita ISR Uranium Central Processing Plant

The Rosita CPP can receive uranium-loaded resin from remote project areas across the South Texas region through a network of Satellite IX Plants. These Satellite IX Plants, located near wellfields, are a key component of the ISR uranium extraction process. A lixiviant, consisting of groundwater mixed with oxygen and sodium bicarbonate, is injected into the wellfield using ISR technology, where it dissolves uranium from the underground sandstone. The uranium-bearing solution is then pumped to the surface and directed through the IX columns at the nearby Satellite IX Plant, where uranium is absorbed onto resin beads. The uranium-loaded resin is then transported to the Rosita CPP, where the uranium is removed from the resin and processed into yellowcake. Once processed, the resin is recycled and trucked back to the Satellite IX Plants for reuse. These modular, efficient, and relocatable IX Plants allow for cost-effective operation across multiple sites without the need to construct full processing facilities at each location, and they can be relocated once a wellfield is depleted.

Technical Disclosure and Qualified Person

John M. Seeley, Ph.D., P.G., C.P.G., enCore’s Chief Geologist, and a Qualified Person under Canadian National Instrument 43-101 and United States Securities and Exchange Commission (SEC) S-K 1300, has reviewed and approved the technical disclosure in this news release on behalf of the Company.

About enCore Energy Corp.

enCore Energy Corp., America’s Clean Energy Company™, is committed to providing clean, reliable, and affordable fuel for nuclear energy as the only United States uranium company with multiple central processing plants in operation. enCore operates the 100% owned and operated Rosita CPP in South Texas and the 70/30 joint venture Alta Mesa CPP with Boss Energy Ltd., with enCore operating as the project manager.

The enCore team is led by industry experts with extensive knowledge and experience in all aspects of ISR uranium operations and the nuclear fuel cycle. enCore solely utilizes ISR for uranium extraction, a well-known and proven technology co-developed by the leaders at enCore Energy. Following upon enCore’s demonstrated success in South Texas, future projects in enCore’s planned project pipeline include the Dewey-Burdock project in South Dakota and the Gas Hills project in Wyoming. The Company holds other assets including non-core assets and proprietary databases. enCore is committed to working with local communities and indigenous governments to create positive impact from corporate developments.

Contact:

William M. Sheriff

Executive Chairman

972-333-2214

info@encoreuranium.com

www.encoreuranium.com

Cautionary Note Regarding Forward Looking Statements:

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Canadian securities laws that are based on management’s current expectations, assumptions, and beliefs. Forward-looking statements can often be identified by such words as “expects”, “plans”, “believes”, “intends”, “continue”, “potential”, “remains”, and similar expressions or variations (including negative variations) of such words and phrases, or statements that certain actions, events or results “may”, “could”, or “will” be taken.

Forward-looking statements and information that are not statements of historical fact include, but are not limited to, any information relating to statements regarding future or potential extraction, and any other statements regarding future expectations, beliefs, goals or prospects, statements regarding the success of current and future ISR operations, including projects in our pipeline, our development plans including construction of wellfields and a satellite IX plant to feed the Rosita Project, the commencement of and timing of commencement of construction at the Project, our future extraction plans and our commitment to working with local communities and indigenous governments to create positive impact from corporate developments should be considered forward looking statements. All such forward-looking statements are not guarantees of future results and forward-looking statements are subject to important risks and uncertainties, many of which are beyond the Company’s ability to control or predict, that could cause actual results to differ materially from those expressed in any forward looking statement, including those described in greater detail in our filings with the SEC and on SEDAR+, particularly those described in our Annual Report on Form 10-K, annual information from and MD&A. Forward-looking statements necessarily involve known and unknown risks, including, without limitation, risks associated with assumptions regarding project economics; discount rates; expenditures and the current cost environment; timing and schedule of the projects, general economic conditions; adverse industry events; future legislative and regulatory developments; the ability of enCore to implement its business strategies; and other risks. A number of important factors could cause actual results or events to differ materially from those indicated or implied by such forward-looking statements, including without limitation exploration and development risks, changes in commodity prices, access to skilled personnel, the results of exploration and development activities; extraction risks; uninsured risks; regulatory risks; defects in title; the availability of materials and equipment, timeliness of government approvals and unanticipated environmental impacts on operations; litigation risks; risks posed by the economic and political environments in which the Company operates and intends to operate; increased competition; assumptions regarding market trends and the expected demand and desires for the Company’s products and proposed products; reliance on industry equipment manufacturers, suppliers and others; the failure to adequately protect intellectual property; the failure to adequately manage future growth; adverse market conditions, the failure to satisfy ongoing regulatory requirements and factors relating to forward looking statements listed above. Should one or more of these risks materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated, or expected. The Company assumes no obligation to update the information in this communication, except as required by law. Additional information identifying risks and uncertainties is contained in filings by the Company with the various securities commissions which are available online at www.sec.gov and www.sedarplus.ca. Forward-looking statements are provided for the purpose of providing information about the current expectations, beliefs and plans of management. Such statements may not be appropriate for other purposes and readers should not place undue reliance on these forward-looking statements, that speak only as of the date hereof, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward-looking statements contained in this news release are expressly qualified by this cautionary statement.